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                                                                Exhibit 4.(a).36

              [FOR CONVENIENCE ONLY, NOT AN OFFICIAL TRANSLATION]

                                [State Emblem]

                              The State of Israel
                           Ministry of Communications



      General License for Partner Communications Ltd. for the Provision of
        Mobile Radio Telephone (MRT) Services using the Cellular Method



                                Amendment No. 21


By virtue of the powers of the Minister of Communications under Article 4 (e) of the Communications Law (Telecommunications and Broadcasts), 5742-1982, that have been delegated to us, and after having considered the arguments of Partner Communications Company Ltd. (hereinafter: "Partner") we hereby amend Annex J of the General License for the provision of mobile radio telephone (MRT) services using the cellular method granted to Partner on 7 April 1998, as follows:


Addition of Article 2A

     1.         After Article 2 shall be added:

        "2A     Subscriber Accessibility to Outgoing International
            Telecommunications

            2A.1 The Licensee shall allow a Subscriber to act as one of the following, regarding Outgoing International Telecommuniations:

                  (a)   As an allocated Subscriber.
                  (b)   As barred.
                  (c)   As an Occasional Caller."

Amendment of Article 3.2

      2.        Instead of Article 3.2 shall come:

        "3.2 Should Outgoing International Telecommunications be barred as requested by the Subscriber, the Licencee shall remove the bar as follows:


                  (a) If the Subscriber requests to pre-select a carrier, he shall sign an appropriate form noting the International Carrier he chooses as his "Preselected Carrier"; A notice which was transmitted by means of a facsimile machine shall be deemed in this matter as a written notice by the Subscriber.


                  (b) If the Subscriber requests to be an Occasional Caller, he shall notify the Licensee; If the notice is given orally, the Licensee shall verify the identity of the person making the request".

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Amendment of Article 3.4

      3. In Article 3.4, instead of "or a Special Code" shall come "or any other code that will replace it".

Amendment of Article 4.4

      4. In Article 4.4,

                  (1) After "or to bar its Outgoing International
                      Telecommunications" shall come "or will enable the Subscriber to receive Outgoing International Telecommunication services solely as an Occasional Caller".

                  (2) After "Allocation services to a Preselected Carrier",
                      shall come " or connection as an Occasional Caller".

Amendment of Article 4.5

      5. In Article 4.5,

                  (1) Sub-section (b)-nullified.

                  (2) Instead of sub-section (c) shall come "(c) The Licensee shall effect Subscriber Allocation within one working day from the date of receipt of the Preselection notice from the Preselected Carrier".

                  (3) In sub-section (g), at the end shall come "(3) the number of Subscribers connected to international services solely as Occasional Callers".

Nullification of Article 5

      6. Article 5-nullified.

Amendment of Article 6

      7. In Article 6,

                  (1) Instead of Articles 6.1 and 6.2 shall come:

                      "6.1 Subject to the provisions of this Annex, the Licensee shall bar access to Short Dialing Codes for any Subscriber who shall make such a request.

                       6.2 The Licensee shall bar access to the Short Dialing
                           Codes as follows: he shall direct the Subscriber's calls made with the two-digit Access Code "00" and the "188" Access Code to a recorded message in Hebrew, English, Arabic and Russian: "This service is barred, for further details please dial_____(the number as set forth in Article 6.7)

                  (2)   Articles 6.3 through 6.6 are nullified.


Nullification of the First Supplement

      8. The First Supplement - is nullified.

Nullification of the Second Supplement

      9. The Second Supplement - is nullified.




(9 October, 2003)


                    (sgd)                                (sgd)
              ________________                     _________________
               Uri Olenik, Adv.                    Haim Giron, Adv.
              Director-General               Senior Deputy Director-General,
          Ministry of Communications     Engineering and Licensing, Ministry
                                                   of Communications